UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 23, 2021

CENAQ Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40743	85-1863331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Post Oak Place Dr., Suite 300, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 820-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and three-quarters of one warrant	CENQU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	CENQ	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CENQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim

In connection with the preparation of its financial statements as of September 30, 2021, CENAQ Energy Corp. (the “Company”) reevaluated the classification of its shares of Class A common stock and concluded that it is appropriate to restate the presentation of Class A common stock subject to possible redemption to reflect all shares of Class A common stock issued to the public in connection with the Company’s initial public offering (the “Public Shares”) as temporary equity. The Company previously recorded the shares of Class A common stock subject to possible redemption to be equal to the redemption value of such shares, while also taking into consideration the requirement in the Company’s amended and restated certificate of incorporation that redemptions cannot result in net tangible assets falling below $5,000,001 (the “Minimum Net Tangible Assets Requirement”). The Company had therefore recorded a portion of the Public Shares as permanent equity. Upon further evaluation, the Company has determined that the Public Shares include certain redemption features that are not solely within the control of the Company. Under Accounting Standards Codification (“ASC”) 480-10-S99, Distinguishing Liabilities from Equity, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified as temporary equity, regardless of the Minimum Net Tangible Assets Requirement.

Therefore, on November 23, 2021, the Company’s management and audit committee of the board of directors (the “Audit Committee”) concluded that the Company’s audited balance sheet as of August 17, 2021, as reported in the Company’s Current Report on Form 8-K filed on August 23, 2021 should be restated to report all Public Shares as temporary equity. Considering such restatement, such balance sheet, as well as the relevant portions of any communication which describes or are based on such balance sheet, should no longer be relied upon. There has been no change in the Company’s total assets, liabilities or operating results as a result of such restatement.

The Company has reflected such restatement in its Quarterly Report on Form 10-Q for the quarter-ended September 30, 2021 (the “Quarterly Report”), as filed with the Securities and Exchange Commission (the “SEC”).

The Company’s management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENAQ Energy Corp.

Date: December 10, 2021	By:	/s/ Michael J. Mayell
	Name:	Michael J. Mayell
	Title:	Chief Financial Officer

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